UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2019

MONSTER PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-211681	81-1736095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Gateway Blvd., Suite 900

South San Francisco, CA 94080

(Address of principal executive offices) (zip code)

(415) 330-3479

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 15, 2019, the Board of Directors (the “Board”) of Monster Products, Inc. (the “Company”), upon the recommendation of management, determined that the audited consolidated financial statements as of and for the years ended December 31, 2017 and 2016 and the independent registered public accounting firm’s reports thereon previously filed by the Company with the Securities and Exchange Commission (the “SEC”) should no longer be relied upon.

The Company previous filed the above referenced financial statements on a Form 8-K in connection with a share exchange agreement, dated February 13, 2018 (the “Share Exchange Agreement”), entered into between the Company, Monster, Inc., a California corporation, and Monster, LLC, a Nevada limited liability company (collectively, the “Monster Companies”), pursuant to which the shareholders of the Monster Companies agreed to transfer all of the issued and outstanding voting interests in the Monster Companies to the Company in exchange for 300,000,000 newly issued shares of common stock of the Company (the “Reverse Acquisition”). The transactions contemplated by the Share Exchange Agreement closed on April 12, 2018 and the Company filed a Current Report on Form 8-K disclosing the transactions contemplated by the Share Exchange Agreement on April 16, 2018, as amended on July 18, 2018 and December 20, 2018 (the “Form 8-K”).

In connection with the Company’s preparation of responses to comments provided by the staff of the SEC, management, with the assistance of its current outside advisors, undertook a review of the disclosure previously made the Form 8-K, as amended. After careful review of the disclosure contained in the Form 8-K, along with conversations with Adeptus Partners LLC, the Company’s current independent auditors (“Adeptus”), the Company believes that the audit of the financial statements set forth above was not performed in accordance with the Public Company Accounting Oversight Board (“PCAOB”) standards. In the context of this review, Adeptus advised the Company that it was not engaged to perform a PCAOB audit of the above referenced financial statements based on the advice it received from the Company’s prior outside advisors.

While, the Company may file with the SEC restated financial information for the affected periods at a later date, the Company currently does not have a class of securities registered under Section 12 nor is it subject to Section 15(d) of the Securities Exchange Act of 1934, as amended, and as such, is not subject to the periodic and current reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company is a voluntary filer for reporting purposes. In addition, the Company current does not have a class of securities registered or quoted on a national securities exchange or any over-the-counter quotation system. The Company’s business requires substantial capital to support its operations. If the Company is unable to maintain adequate financing or other sources of capital are not available, it could be forced to suspend, curtail or reduce its operations, which would not be in the best interests of the Company’s shareholders. Given the Company’s current difficulties in raising additional capital, the Company has limited resources which are necessary to maintain the operations of the Company’s business and the requirement of the Company to divert any capital away from the operation of its business would have a material adverse effect on the Company’s operations and financial results. As a result the re-audit of the above referenced financial statements involves undue hardship on the Company at this time. To the extent the Company decides to register its securities under the Securities Act of 1933, as amended (the “Securities Act”), have a class of securities registered under Section 12 of the Exchange Act and/or have its securities listed on a national securities exchange or over-the counter quotation system, the Company will file the restated financial information for the affected periods to the extent required under the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and/or the applicable rules of any national securities exchange or any over-the-counter quotation system.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER PRODUCTS, INC.

Dated: March 22, 2019	By:	/s/ Noel Lee
Noel Lee
Chief Executive Officer